UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

               DIRECT CASKET DELIVERY AND DISTRIBUTION CORPORATION
                 (Name of small business issuer in its charter)

                                 5999                            65-1023185
 Florida                    (Primary Standard                     (I.R.S.
(State or                      Industrial                         Employer
jurisdiction of          Classification Code Number)         Identification No.)
incorporation)


                     Washington Mutual Bank Tower (ste. 314)
                          2401 East Atlantic Boulevard
                             Pompano Beach, FL 33062
                            telephone (954) 782-5006
          (Address and telephone number of principal executive offices)

                     Washington Mutual Bank Tower (ste. 314)
                          2401 East Atlantic Boulevard
                             Pompano Beach, FL 33062
                     (Address of principal place of business
                    or intended principal place of business)


                                                          COPY TO:
       Don A. Paradiso, Esq.                         J. Dapray Muir , Esq.
Washington Mutual Bank Tower (ste. 314)                Ruddy & Muir, LLP
     2401 East Atlantic Boulevard                 1717 K Street, NW (suite 600)
       Pompano Beach, FL 33062                      Washington, D.C.  20036
            (954) 782-5006                             (202) 835-0566
(Name, address, and telephone number
       of agent for service)

         Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement and Prospectus.


                         CALCULATION OF REGISTRATION FEE

Title of Each Class      Dollar           Proposed Max-     Proposed Maxi-
of  Securities Being     Amount to Be     imum Offering     mum Aggregate         Amount of
Registered               Registered       Price Per Unit    Offering  Price     Registration Fee
-------------------------------------------------------------------------------------------------
Shares of
Common Stock              5,500,000           $.04            $220,000              $17.80


         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              CROSS REFERENCE SHEET

Showing the Location in Prospectus of Information Required by Items of Form
SB-2

Part I.    Information Required in Prospectus


ITEM
 NO.     REQUIRED ITEM                                        LOCATION OR CAPTION
 ---     -------------                                        -------------------
1.       Front of Registration Statement and                  Front of Registration Statement and
         Outside Front Cover of Prospectus                    Outside Front Cover of Prospectus

2.       Inside Front and Outside Back Cover                  Inside Front Cover Page of Prospectus and
         Pages of Prospectus                                  Outside Front Cover Page of  Prospectus

3.       Summary Information and Risk Factors                 Prospectus Summary; Important Risk Factors

4.       Use of Proceeds                                      Use of Proceeds

5.       Determination of Offering Price                      Prospectus Summary-Determination of Offering Price;
                                                              Important Risk Factors

6.       Dilution                                             Dilution

7.       Selling Security Holders                             Not applicable

8.       Plan of Distribution                                 The Offering, Plan of Distribution

9.       Legal Proceedings                                    Litigation

10.      Directors, Executive Officers,                       Management
         Promoters and Control Persons

11.      Security Ownership of Certain                        Principal Stockholders
         Beneficial Owners and Management

12.      Description of Securities                            Description of Securities

13.      Interest of Named Experts and Counsel                Legal Opinions; Experts

14.      Disclosure of Commission Position                    Management - Indemnification of Management
         on Indemnification for Securities
         Act Liabilities

15.      Organization Within Last Five Years                  Management; Transactions with Affiliates

16.      Description of Business                              Our Company's Proposed Business, Remuneration

17.      Management's Discussion and                          Summary Financial Information -
         Analysis or Plan of Operation                        Management's Plan of Operation

18.      Description of Property                              Proposed Business of the Company

19.      Certain Relationships and Related                    Management - Conflicts of Interest; Transactions
         Transactions                                         with Affiliates

20.      Market for Common Stock and                          Prospectus Summary; Market for Company's Common
         Related Stockholder Matters                          Stock; Shares Eligible for Future Sale

21.      Executive Compensation                               Management - Remuneration

22.      Financial Statements                                 Financial Statements

23.      Changes in and Disagreements with                    Not Applicable
         Accountants on Accounting and
         Financial Disclosure


PROSPECTUS


                                5,500,000 SHARES

               DIRECT CASKET DELIVERY AND DISTRIBUTION CORPORATION

                                  Common Stock

         Direct Casket Delivery and Distribution Corporation (sometimes referred to as "we" or "us") is a new company organized to engage in the retail sale of caskets. We are a development stage company and do not have any material assets or operating business as of the present. To date, our activities have been limited to analyzing business opportunities, and more recently analyzing the casket market and identifying suppliers.

         With this prospectus we are offering to sell a minimum of 1,750,000 and a maximum of 5,500,000 shares of common stock. The minimum amount for which a subscription will be accepted is $500.

         AN INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "IMPORTANT RISK FACTORS" BEGINNING ON PAGE 4.

                        PRICE AND PROCEEDS TO THE COMPANY
   Public offering price (per share)                                $.04
            total amount to be raised (minimum-maximum)       $70,000--$220,000
   Estimated offering expenses
            per share  (depending on number of shares sold)     $.0143-$.0045
            total                                                  $20,000
   Net proceeds to the company
            if all 5,500,000 shares are sold                      $200,000
            if only minimum number are sold                       $ 50,000

Estimated offering expenses include legal, accounting, printing, and filing fees incident to this offering. See "Use of Proceeds".

         We are offering these shares through our president, Mr. Don Paradiso. Subscriptions will be accepted only in those states where officers of a company may sell securities without registration as an agent or broker-dealer. The offering will commence on ..................... , 2003, and continue until
................., 2003 (a period of 120 days). Unless the minimum number of shares (1,750,000) are sold before the end of such offering period, all monies will be promptly returned to investors. In our discretion, we may extend the offering for up to an additional 120 days, or until .......................... ,
2004. If we sell the minimum number of shares before the end of the offering, the funds will be released to the company and we will commence business. Pending sale of the minimum number of shares, all proceeds will be held in the attorney trust account of Don Paradiso, the Company's president. We will not use an underwriter or securities dealer, and will not pay commissions on sales of our stock. Accordingly, there can be no assurance that we will be able to sell the minimum number of shares.

         Prior to this offering, there has been no public market for our securities, and we cannot promise that a trading market will ever develop.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.




               DIRECT CASKET DELIVERY AND DISTRIBUTION CORPORATION
      2401 EAST ATLANTIC BOULEVARD, SUITE 314, POMPANO BEACH, FLORIDA 33062
                            TELEPHONE (954) 782-5006





                   This Prospectus is dated ............, 2003

         No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this prospectus shall not under any circumstances create any implication that there has not been any change in the affairs of the company since the date hereof; however, in the event there is any change in the affairs of the company which management believes would be material to an investment decision, a post-effective amendment will be filed. The company reserves the right to reject any order, in whole or in part, for the purchase of any of the shares offered hereby.


                     TABLE OF CONTENTS

SUMMARY                                              3
Direct Casket Delivery and
  Distribution Corporation                           3
The Offering                                         3
IMPORTANT RISK FACTORS                               4
DILUTION                                             8
USE OF PROCEEDS                                      9
SUMMARY FINANCIAL INFORMATION                       10
  Management's Plan of Operation                    10
OUR COMPANY'S PROPOSED BUSINESS                     11
  General                                           11
  Marketing                                         11
  Competition                                       12
  Government Regulation                             12
  Offices and Other Facilities                      12
  Employees                                         12
THE OFFERING                                        13
   Plan of Distribution                             13
   How to Subscribe                                 13
   Deposit of Proceeds in Trust Account             13
CAPITALIZATION                                      14
MANAGEMENT                                          14
  Officers and Directors                            14
  Election of Additional Directors                  14
  Conflicts of Interest                             15
  Compensation                                      16
  Indemnification of Management                     16
TRANSACTIONS WITH AFFILIATES                        16
  Initial Stock Transactions                        16
  Loans by Management                               16
  Legal Representation                              16
  No Finders' Commissions for Management            17
PRINCIPAL STOCKHOLDERS                              17
DESCRIPTION OF SECURITIES                           18
  Common Stock                                      18
  No Options or Warrants                            18
  Future Financing                                  18
  Reports to Stockholders                           19
  Dividends                                         19
  Stock Registration and Transfer                   20
MARKET FOR THE COMPANY'S
  COMMON STOCK                                      20
   Sales of Shares Pursuant to Rule 144             20
LITIGATION                                          20
LEGAL OPINIONS                                      20
EXPERTS                                             21
ADDITIONAL INFORMATION                              21
FINANCIAL STATEMENTS                                22


                                              APPENDIX
SUBSCRIPTION AGREEMENT                               A

         Until 90 days after the date when the funds and securities are released from the Don A. Paradiso Attorney Trust Account, all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

                                     SUMMARY

         This summary highlights some of the information contained in this prospectus, and may not reflect information which would be important to you. To understand this offering fully, you should read the entire prospectus carefully, including the section entitled "Important Risk Factors" and the financial statements.

DIRECT CASKET DELIVERY AND DISTRIBUTION CORPORATION

         Direct Casket has been organized to sell caskets at retail. We are a development stage company and do not have any business as of the present. Since incorporation in 2000, our activities have been limited to the evaluation of various business opportunities, and preparation of a registration statement and prospectus for this public offering.

         We maintain our office at 2401 East Atlantic Boulevard, Suite 314, Pompano Beach, Florida 33602. Our telephone number is (954) 782-5006.

THE OFFERING


Securities Offered                 5,500,000 shares of common stock

Offering Price                     $.04 per share.

Minimum Purchase Amount            The minimum amount for which a subscription
                                   will be accepted is $500.

Offering Period                    120 days, but we may extend such period for
                                   up to 120 additional days

Minimum/Maximum Offering           This offering requires us
                                   to sell 1,750,000 shares minimum and
                                   5,500,000 shares maximum. If
                                   1,750,000 shares are not sold during
                                   the offering period, all funds will
                                   be returned to investors. If more
                                   than 1,750,000 shares are sold, we
                                   will proceed with our program
                                   notwithstanding fewer than 5,500,000
                                   shares are sold.

Common Stock Now Outstanding       15,000,000 shares are presently outstanding



Common Stock to Be Outstanding     Minimum: 16,750,000 shares
After the Offering                 Maximum: 20,500,000 shares

Escrow of Funds Pending Sale of    The funds received in the offering
Minimum Number of Shares           will be deposited in the Don A.
                                   Paradiso Attorney Trust Account
                                   until the minimum number of shares
                                   have been sold. If the minimum number of shares have not been subscribed for within 120 days of the date of this prospectus, all proceeds of the offering will be promptly returned to investors. We may extend the offering for up to 120 days in our discretion.

Important Risk Factors             Investment in the shares offered by
                                   this prospectus are highly
                                   speculative and involve a high
                                   degree of risk. Shares should be
                                   purchased only by persons who can
                                   afford to lose their entire
                                   investment. See "Important Risk
                                   Factors" for special risks
                                   concerning Direct Casket and
                                   "Dilution" for information
                                   concerning dilution of the book
                                   value of the shares sold in this
                                   offering.

Use of Proceeds                    A portion of the funds from this
                                   offering will be used to reimburse
                                   the promoters for the expenses
                                   incident to the offering (estimated
                                   at $20,000), and the remainder will
                                   be applied to working capital,
                                   including salaries, marketing,
                                   office expenses, and inventory. If
                                   only the minimum number of shares
                                   are sold, we anticipate having
                                   approximately $50,000 available for
                                   initiating our business.


Offering Self Underwritten         The shares are being offered directly
                                   by the company through its officers.
                                   There is no underwriter, and no
                                   commissions will be paid.

Policy with Respect to Debt        To the extent the costs of
                                   establishing our business exceeds
                                   our working capital, we will seek
                                   to borrow monies from banks or others.


                             IMPORTANT RISK FACTORS

         Our business is subject to numerous risk factors, including the following:

THE COMPANY IS IN A DEVELOPMENT STAGE AND HAS YET TO COMMENCE BUSINESS
         Our company was incorporated in July 2000, and we have had no operations to date. We face all the risks associated with a new business, and an investment in Direct Casket should be considered an extremely high risk investment. Risks associated with a new business include the inability to access capital markets, lack of experience on which to draw for estimating costs and revenues, lack of tested and established procedures, difficulties in attracting experienced personnel, and difficulties in and lead time required for establishing a start-up company as a recognized source for its product. As of the date of this prospectus, we have not yet acquired any inventory or made any sales.

THE COMPANY HAS NO CAPITAL, AND WE MAY BE OBLIGED TO SEEK ADDITIONAL FUNDS
         As of the date of this prospectus, Direct Casket has only limited cash resources. In July it received $30,000 from its founders for stock, but $7,500 has been expended on offering costs and we will incur substantial additional costs incident to the offering. If only the minimum number of shares are sold, it is anticipated that only approximately $50,000 would be available for business start-up. In that event, the company's operations could be limited for lack of capital, and we could be obliged to seek additional financing. We cannot give any assurance that such funds would be available if needed, or that they would be available on terms acceptable to us.

OUR COMPANY HAS HAD NO EARNINGS OR DIVIDENDS,
AND NO ASSURANCES CAN BE MADE AS TO THE FUTURE
         Our company was only recently organized and has no earnings; nor has it paid any dividends. It is intended that for the intermediate future, income will be reinvested in the company rather than distributed to stockholders as dividends. There can be no assurance that Direct Casket will ever generate income or pay dividends.

WE DO NOT YET HAVE A STORE LOCATION
         Our business plan currently calls for marketing caskets through a dedicated retail outlet, but we do not presently own or lease a store. We will have to make such arrangements before we can implement our business plan.

IF A PUBLIC MARKET FOR THE COMPANY'S SHARES DOES NOT DEVELOP,
YOU MAY BE UNABLE TO RESELL YOUR SHARES
         There is no present market for Direct Casket's stock and investors will not in any event be able to sell their shares until after the minimum number of shares are sold and the proceeds are released to the company. After issuance of our shares, the development of an active trading market for Direct Casket's stock will depend on the interest of broker-dealers in making a market in its shares.

OFFERING PRICE WAS ARBITRARILY DETERMINED AND SHARES
MAY TRADE AT PRICES LOWER THAN OFFERING PRICE
         The offering price of $.04 per Share has been arbitrarily determined by Direct Casket, and bears no relationship to its assets, earnings, book value, or other objective standard of value. Among the factors considered were belief in the company's business plan and its potential for generating revenues, the company's lack of operating history, the financial requirements of the company, the proceeds to be raised by the offering, and current market conditions for securities of new companies. The offering price may not reflect the market price of our shares after the offering, and shares may not be able to be sold except at a price less than the offering price.

YOUR INVESTMENT WILL BE SUBSTANTIALLY DILUTED
         If all 5,500,000 shares being offered by the company are sold, investors will own approximately 26.8% of Direct Casket' outstanding stock, for which they will have paid $220,000. Following such investment, Direct Casket's net tangible book value will be approximately $210,000 or approximately $.01 per share, reflecting a dilution for investors of approximately $.03 per share, or 75%. If only the minimum number of shares are sold, investors will own 10.4% of Direct Casket's stock, for which they will have paid $70,000. If such minimum number of shares are sold, our net tangible book value would be approximately $60,000 or approximately $.0036 per share, resulting in dilution of $.0364 per share (91%) for investors. See "Dilution", below.

USING BORROWED FUNDS FOR BUSINESS GROWTH WOULD INCREASE RISK
         Especially if less than all 5,500,000 shares are sold, we will seek to borrow monies from banks or other lenders, and to purchase inventory on terms. If we utilize borrowed funds, the company would become subject to increased risks. Investors should be aware that the use of borrowed monies could result in substantial interest expense and the company's assets being mortgaged and possibly foreclosed.

MANAGEMENT LACKS EXPERIENCE IN RETAIL SALES
         Our management has no experience in operating a retail business, and there can be no assurance that we will be successful in establishing profitable operations.

MANAGEMENT WILL INITIALLY DEVOTE ONLY LIMITED TIME TO THE COMPANY
         Under his contract with the company, Mr. Paradiso will commence full time employment at such time as the minimum number of shares are subscribed for. Until the minimum number of shares have been subscribed for, the company's president anticipates devoting only five to 20 hours per week to its affairs.

MANAGEMENT MAY HAVE CONFLICTS WITH RESPECT TO THEIR TIME
         While Mr. Paradiso has agreed to work full-time for the company following sale of the minimum number of shares, he will continue to have outside business interests and may become involved in new business activities, such as directorships or promotion of new companies, which may distract from time spent on Direct Casket's affairs.

RELIANCE ON PRESIDENT; NO KEY MAN INSURANCE
         Direct Casket presently has only one employee, our president Don Paradiso, and we will be substantially dependent on him for the implementation of our business plan. If we were to lose his services on account of resignation, illness, or otherwise, we would be without management. This will be the case even after we employ sales staff and administrative staff, and will remain the case until we are able to employ additional management level employees. Our success also depends on our ability to hire and retain sales and administrative personnel, and any problems with identifying and hiring qualified persons on acceptable terms would adversely affect our business. The company does not have any insurance on Mr. Paradiso.

OTHER CONFLICTS OF INTEREST COULD AFFECT MANAGEMENT IN THE PERFORMANCE OF THEIR DUTIES
         The company's officers and directors are not currently involved in other retail companies, but may become so in the future, including involvement as organizers, officers, and directors.

MANAGEMENT MAY CONTINUE TO CONTROL THE COMPANY
         Our president and vice president presently own all of Direct Casket's outstanding stock, and unless more than the minimum number of the shares offered hereby are sold, they will continue to own 90% of its outstanding stock and will be able to elect all the company's directors should they so choose. If all 5,500,000 shares offered by the company are sold, they would still own more than 73% of the company' shares.

NO ACCESS TO INVESTORS' FUNDS WHILE THEY ARE HELD IN ATTORNEY'S TRUST ACCOUNT
         The proceeds of this offering will be placed in the Don A. Paradiso Attorney Trust Account until the minimum number of shares (1,750,000) have been sold. If we fail to sell the minimum number of shares within the offering period, investors' funds will be refunded, but investors will not have access to their funds while they are held in such trust account and will not receive interest on such funds if they are returned.

NO ASSURANCE MINIMUM NUMBER OF SHARES WILL BE SOLD, IN WHICH EVENT
INVESTORS WILL HAVE LOST ALTERNATIVE INVESTMENT OPPORTUNITIES
         We will have four to eight months in which to sell the minimum number of shares, without which we cannot commence our business. There is no underwriter or commitment by any other person to purchase all or any portion of the shares offered hereby, and consequently there is no assurance that the minimum number of shares will be sold. Should we fail to sell the minimum number of shares, investors' monies will be returned, but they will have lost the use of their monies during the offering period.

THERE IS SIGNIFICANT COMPETITION FOR THE SALE OF CASKETS
         Funeral homes sell caskets as an integral part of their business, and we will be competing with such establishments in the sale of our product. We will also be competing with a smaller number of retail outlets which sell caskets. Many funeral homes have significantly greater financial resources and sales experience than Direct Casket.

WE HAVE CONDUCTED ONLY LIMITED MARKET RESEARCH,
WHICH MAY AFFECT THE CREDIBILITY OF OUR BUSINESS PLAN
         We have conducted only limited market research. While we have talked to a number of people and smaller funeral homes in Florida, we have not conducted a scientific study, nor have we engaged a professional firm to conduct market research.

FUTURE SALES OF ANY SELLING STOCKHOLDER'S SHARES NOT SOLD
IN THIS OFFERING MAY ADVERSELY AFFECT MARKET PRICE
         The 15,000,000 shares of Direct Casket's common stock presently outstanding are "restricted securities" as that term is defined under the Securities Act of 1933. Such securities may be sold pursuant to a subsequent registration statement or in compliance with Rule 144 under that act. Rule 144 provides, in essence, that a person may sell restricted securities, after holding them for at least one year, in unsolicited brokerage transactions or in transactions with a market maker. See "Market for the Company's Stock", below. Investors should be aware that sales under Rule 144 or pursuant to a registration statement filed under the Act could have a depressive effect on the market price of Direct Casket's securities in any market which may develop for such shares.

PENNY STOCK REGULATIONS MAY ADVERSELY AFFECT ABILITY TO SELL SHARES
         Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by such exchange). The rules require a broker-dealer, prior to a transaction in a penny stock not exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in stocks that are subject to the penny stock rules. To the extent our stock is subject to such rules, investors may find it more difficult to sell their shares.

WE DO NOT HAVE AN AUDIT COMMITTEE OR FINANCIAL EXPERT ON OUR BOARD
         We do not have an audit committee or financial expert on our board of directors. At such time as our assets and operations suggest that such expertise is appropriate, we will establish an audit committee and consider inclusion of a financial expert, but in the meantime, investors will be dependent on Mr. Paradiso's experience as a lawyer with experience in financial affairs.

                                    DILUTION

         Our net tangible book value as of July 31, 2003, was $8,441 or approximately $.0006 per share. Net tangible book value represents the company's total tangible assets less total liabilities. In the event all the shares described herein are sold, net tangible book value would be (without adjustment for transactions subsequent to July 31, 2003 other than sale of the shares and related costs) $208,441 or approximately $.010 per share. This would result in an increase in net tangible book value of $.0094 per share for our existing stockholders, and dilution of approximately $.03 per share (75%) for the investors. If only the minimum number were sold, our net tangible book value would be $58,441 or approximately $.0035 per share, resulting in dilution of $.0365 per share (91%) for investors.

   The following table illustrates this per share dilution:

                                                       1,750,000    5,500,000
                                                      SHARES SOLD  SHARES SOLD
                                                      -----------  -----------
   Public offering price per share                     $ .04         $.04
   Net tangible book value per share before offering     .0006        .0006
   Net tangible book value per share after offering      .0035        .010
   Increase per share attributable to this offering      .0029        .0094
   Dilution to investors                               $ .0365       $.030

         The following table summarizes the number of shares purchased by the investors, the consideration paid and the average price per share paid by Direct Casket's existing stockholders as of July 31, 2003, and by the investors purchasing shares in this offering (before deducting offering expenses):



                                        SHARES PURCHASED        TOTAL CONSIDERATION   AVERAGE PRICE
                                     NUMBER        PERCENT       AMOUNT    PERCENT     PER SHARE
                                     ------        -------       ------    -------    -------------
         Existing stockholders       15,000,000                  $30,000                 $.002
         Investors (minimum)          1,750,000     10.4%        $70,000     70.0%       $.04
         Investors (maximum)          5,500,000     26.8%        $220,000    88.0%       $.04


                                 USE OF PROCEEDS

         If all 5,500,000 shares being offered by the company are sold, the gross proceeds to the company will be $220,000; if only the minimum number of shares (1,750,000) are sold, the gross proceeds of the offering will be $70,000. The purpose of the company's offering is to raise funds with which to commence business as a retail seller of caskets.
         As described elsewhere in this prospectus, all proceeds will be held in an attorney's trust account until the minimum number of shares are sold. After the minimum number of shares are sold, the net proceeds of the offering will be released to the company. Such funds will be used first to pay or reimburse management for the expenses of the offering, including legal and accounting fees, filing fees, and printing. Such costs, which are expected to amount to approximately $20,000, will be advanced by the company's president, Don Paradiso, who will be repaid, without interest, at such time as the minimum number of shares are sold. Mr. Paradiso, has agreed to advance such additional funds as may be required for the offering, which funds will also be repaid when and only if the minimum number of shares are sold.
         The following table indicates our present intentions with respect to use of funds received by Direct Casket incident to this offering:

                                                 1,750,000         5,500,000
                                                SHARES SOLD       SHARES SOLD
                                                -----------       -----------
         Offering expenses                       $  20,000        $   20,000
         Office equipment                            2,000             5,000
         Printing, signs, advertising, etc.          1,000             5,000
         Rent                                       12,000            12,000
         Employee compensation (3 mos.)             12,000            12,000
         Inventory                                   5,000            25,000
         Working capital                            18,000           141,000
                                                 ----------        ---------
                                                  $ 70,000        $  220,000

         We believe that there will be sufficient funds available to achieve our objectives, but there can be no assurance that additional monies will not be required, nor can there be any assurance that, if required, such funds will be available on acceptable terms.
         The foregoing are estimates only; actual expenditures of the proceeds of the offering will be based on the business judgment of our board of directors. Actual expenditures may vary from these estimates depending on, among other things, the need for additional personnel and the amount of salaries required for such purpose, the number and size of offices we may determine are necessary and the amount of rent we may be required to pay, and numerous other factors.

                          SUMMARY FINANCIAL INFORMATION

         The following is a summary of Direct Casket's financial information and is qualified in its entirety by the unaudited financial statements appearing herein.

Balance Sheet Data                 July 31, 2003                    AS ADJUSTED(1)
                                                             --------------------------------

                                      (UNAUDITED)              MINIMUM                MAXIMUM
                                      -----------              -------                -------
         Total assets                 $   27,100             $  77,100(2)           $227,100(2)
         Total liabilities            $   18,659             $  18,659              $ 18,659
         Stockholders' equity         $    8,441             $  58,441(2)           $208,441(2)
         Shares outstanding           15,000,000               16,750,000         20,500,000


                                      From Inception
                                      to July 31, 2003
Income (Loss) Data:                   (UNAUDITED)
                                      -----------
         Total revenues               $    -0-
         Total expenditures           $  22,262
         Net loss                     $ (22,262)

      (1) Based on the company's assets (unaudited) as of July 31, 2003, adjusted for sale of the shares being offered by the company.
      (2)   Net of $20,000 of estimated offering expenses.


MANAGEMENT'S PLAN OF OPERATION
         This prospectus contains forward-looking statements within the meaning of Federal securities law. Such statements include any statement other than a recitation of historical fact, including statements introduced by words such as "may", "expect", "anticipate", "estimate", "believe", "intend", "seek", or similar words, and may address expected results of operations or financial condition, or other "forward-looking" information. Such statements are based on our expectations, but in considering such statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, there are numerous factors such as general economic conditions, changes in interest rates, and competition that could cause actual results to differ materially from such statements.
         As of the date of this prospectus, Direct Casket has no significant cash resources, and we have not engaged in any business activities which provide cash flow. When the company has sold the minimum number of shares (1,750,000), such proceeds will be released to the company. The proceeds from subsequent sales of the shares offered by the company will be deposited directly in Direct Casket's account.
         Our initial efforts will focus on selling caskets at retail in southeast Florida. Our initial store will be in the Fort Lauderdale area, after which, if and when cash flow permits, we would seek to open stores in other locations in Florida. If experience warrants and financing is available, we would contemplate opening operations in California and perhaps other states. No decisions have yet been made as to expansion into other states; such decisions will be based on population and age statistics, accessability for management, and other factors. As of the date of this registration statement, Direct Casket has no significant cash resources, and we have not engaged in any business activities which provide cash flow.

         Commencing June 1, 2003, Mr. Paradiso will be entitled to a salary of $104,000 per year. No salary will actually be paid until Direct Casket's working capital amounts to $200,000. Salary earned before this time will be accrued and paid when the board of directors believes Direct Casket's cash position warrants. Mr. Paradiso will continue to work out of his own office for the foreseeable future, utilizing his own office equipment without cost to the company. No officer or director of the company has received any cash remuneration to date.
         It is anticipated that expenses for the first three months will include $12,000 for wages, $12,000 for rent, and, depending on the number of shares sold, from $5,000 to $25,000 for inventory, $2,000 for training, and $1,000 to $5,000 for printing and advertising. When we have leased a store, we intend to hire a store manager and sales clerk. As revenues permit, we will employ additional employees for sales, bookkeeping, and clerical functions. We will stock caskets from one or more manufacturers, but the amount of inventory we will carry will be limited in light of the fact that many manufacturers can provide overnight delivery to Florida.
         We have only minimal funds and capital resources, and we do not have any commitments for loans or lines of credit. In the future, we will seek financing from a bank with which to finance our inventory, and will seek such other financing as may be available for working capital. There can be no assurance that such financing will be available, or available on terms acceptable to management.
         We believe that the proceeds from sale of the minimum number of shares will be sufficient to inaugurate our business plan, but there can be no assurance that additional monies will not be required, nor can there be any assurance that, if they are required, such finds will be available. Direct Casket's financial capacity will be limited, which will limit the amount of advertising it can obtain, the number of stores it can open, and the amount of inventory it can maintain. No in depth consideration has been given to any particular source of financing, but management does hope to effect a public equity offering sometime in the future after operations commence.
         We believe our program will become operational within two months of release of funds from the Don A. Paradiso Attorney Trust Account. As soon as the minimum number of shares have been subscribed for, we will seek to employ additional employees for sales, bookkeeping, and clerical functions. If only the minimum number of shares are sold, we estimate hiring two employees (a clerk and a salesman); if all the shares offered by Direct Casket were sold, we would employ several additional employees and expand operations into one or more other states. It is not expected that we will require any equipment other than normal office equipment (including a PC computer), for which we have budgeted $2,000.
         To the extent we sell more than the minimum number of shares, we will have additional funds with which to additional personnel (an additional officer, one or two additional bookkeepers, and an additional salesman), and to acquire additional inventory.
         We also expect to be able to obtain credit terms from our suppliers which will reduce the amount of working capital tied up in inventory.


                         OUR COMPANY'S PROPOSED BUSINESS
GENERAL
         Direct Casket is a development stage company which intends to engage in the retail sale of caskets. Originally intending to go into the entertainment business, we were incorporated under the laws of Florida as "Capstan Entertainment Corporation" in July 2000, and changed our name to "Electric Entertainment Enterprises Company" in February 2002. In June 2003, the company determined to pursue its present line of business, and changed its name to Direct Casket Delivery and Distribution Corporation. As Capstan Entertainment Company, the company produced a series of short movies which appeared on its Internet web site. Except for these, our activities to date have been limited to analyzing business opportunities, and more recently analyzing the casket market and identifying suppliers. We do not have any business as of the present.

         Direct Casket will seek to provide a comfortable retail environment for persons seeking to purchase a casket or related items. We contemplate a dignified reception room with comfortable furniture in which customers can discuss their needs and consider their options, and an attractive showroom with samples of each product. Management will seek to ensure a relaxed but professional atmosphere. It is envisioned that salespersons will be salaried and will not receive commissions.
         We anticipate being able to offer caskets at significant discounts from prices charged by funeral homes. In the past, funeral homes have not had competition in the sale of caskets, and management believes that they have applied significant mark-ups. Management believes it can provide caskets at substantially less than the usual 300% mark-up over manufacturers's prices.
         We intend to offer numerous models, including adult, youth, and infant models in wood, steel, heavy gage steel, and copper. We will maintain a number of models in stock for immediate sale; but a large inventory is not deemed necessary because of the availability of overnight shipping from a number of manufacturers. We intend to offer the products of a number of manufacturers, including Casket Royale in New Hampshire, which offers training, sales tools, and marketing aids to its dealers, as well as overnight shipping to Florida and to most other parts of the continental United States. While casket dealers in Europe typically sell a variety of items related to funerals, we plan to focus, at least initially, on highly discounted caskets. In the future we may market related items.

COMPETITION
         Our principal competitors will be funeral homes, almost all of which offer caskets as part of their services. We intend to offer a full range of designs and materials, and to compete on the basis of price. There are presently two retail stores in Broward County which sell caskets, the nearest being approximately three miles from Fort Lauderdale. No assurance can be given that we will be able to compete successfully with these entities.

MARKETING
         Notwithstanding the increasing popularity of cremation, we believe that most persons cremated are cremated in a casket, or a casket is purchased or rented by the family for viewing. Nevertheless, increased use of cremation and increased competition will be adverse factors with which we will have to contend.
         In addition to advertising, we will seek to engage in educational programs to make the public aware that caskets can be obtained at significant discounts from the prices charged by funeral homes. In the future, we may establish a website with a view to making sales directly to consumers over the Internet, but we do not believe Internet sales are a significant factor at present, because of the nature of the market, people's desire to see a product with which they are not commonly familiar, and because of the high cost of shipping.
         We do not presently intend to finance sales of caskets, except to the extent credit cards may be accepted.

GOVERNMENT REGULATION
         Neither our business nor our merchandise is presently subject to government regulation in Florida, and we are not aware of any probable regulations. We will of course need an operating license from the city.

OFFICES AND OTHER FACILITIES
         At the present time we do not have any property. Our offices are presently co-located in Suite 314, Washington Mutual Bank Tower, 2401 East Atlantic Boulevard, Pompano Beach, Florida, which space is currently provided without cost as an accomodation by Mr. Paradiso.

         At such time as the minimum number of shares are subscribed for, we intend to enter into a lease for appropriate retail space in Fort Lauderdale. We intend to lease approximately 1,000 to 1,500 square feet from an unrelated party, for which we can expect to pay approximately $9-$11 per square foot at prevailing 2003 rates in Fort Lauderdale (the vacancy rate for retail space in Broward County is presently approximately 30% ). Mr. Paradiso will continue to work out of his own office for the foreseeable future. We do not presently intend to purchase any commercial property. We expect to have negotiated a lease and commence operations within 60 days of sale of the minimum number of shares, but we have not yet identified an appropriate location.

EMPLOYEES
         We presently have only one employee, our president. At such time as the minimum number of shares have been subscribed for, we intend to employ additional employees for sales, bookkeeping, and clerical functions. Mr. Paradiso may devote a part of his time to other business undertakings.

                                  THE OFFERING

         By this prospectus, we are offering 5,500,000 shares of Direct Casket's common stock at $.04 per share. The minimum investment which will be accepted from any one investor is $500. If we do not sell 1,750,000 shares within 120 days from the date of this prospectus, we will cancel the offering and all funds will be returned to the investors, without deduction. In our discretion, we may extend the offering for an additional 120 days.

PLAN OF DISTRIBUTION
         The shares are being sold directly by the company through its president, Mr. Paradiso, who will distribute prospectuses to acquaintances, friends, and business associates. We estimate approximately 100 prospectuses will be distributed in such manner. We have not retained the services of a broker-dealer, and do not expect to pay compensation to any person in connection with the offer and sale of the shares. None of the company's officers or directors are associated with a broker-dealer, and will not be compensated for their services, except insofar as they receive a regular salary after the minimum number of Shares have been subscribed for.
         Our company's officers and directors have no plans to purchase shares in this offering.
         SUBSCRIPTIONS WILL NOT BE ACCEPTED FROM RESIDENTS OF STATES IN WHICH SECURITIES MAY NOT BE SOLD BY OFFICERS OF THE ISSUER WITHOUT REGISTRATION AS AN AGENT OR BROKER-DEALER.
         No commissions or fees of any kind will be paid for introducing the company to investors.

HOW TO SUBSCRIBE
         If you wish to invest in our company, you should fill out a Subscription Agreement in the form attached to this Prospectus (Appendix A) and send it with a check or money order payable to "DON A. PARADISO ATTORNEY TRUST ACCOUNT" to:

                           LAW OFFICES OF DON PARADISO
           2401 EAST ATLANTIC BOULEVARD, POMPANO BEACH, FLORIDA 33062

     If you have any questions, please call Mr. Paradiso at (954) 782-5006.

DEPOSIT OF OFFERING PROCEEDS IN ATTORNEY'S TRUST ACCOUNT
         All proceeds received from this offering will be placed in the Don A. Paradiso Attorney Trust Account until the minimum number of shares (1,750,000) have been subscribed for. Thereafter, all subscription monies will be deposited directly in the company's account. If the minimum number of shares are not subscribed for within 120 days of the date of this prospectus (240 days if the offering is extended), all funds will be returned to the subscribers.

         Certificates for shares subscribed for in this offering will not be issued until the minimum number of shares have been subscribed for and the proceeds released from the trust account. Until issued, no investor will have the right to vote any of the shares subscribed for, and such shares may not be sold or otherwise transferred.
         Once the company's funds are released, Direct Casket may use the proceeds for such purposes as management deems appropriate consistent with this prospectus.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the company as of July 31, 2003, and as adjusted to give effect to the sale of shares offered by the company.


                                            JULY 31, 2003            AS ADJUSTED FOR SALE OF
                                             (UNAUDITED)      1,750,000 SHARES    5,500,000 SHARES
                                          -----------------   ----------------    ----------------
Stockholders' equity
    Common stock, $.001 par value;
    120,000,000 shares authorized;
    15,000,000 issued and outstanding        $  15,000          $ 16,750             $  20,500


    Additional paid-in capital               $  15,703          $ 63,953 (1)         $ 210,203(1)

    (Deficit) accumulated during the
    development stage                        $ (22,262)         $(22,262)            $ (22,262)

   Total stockholders' equity                $   8,441          $ 58,441 (1)         $ 208,441(1)



 (1)  After deduction of $20,000 of estimated offering expenses.


                                   MANAGEMENT

OFFICERS AND DIRECTORS
         Direct Casket' officers and sole director are as follows:

              NAME                   AGE            POSITION
              ----                   ---            --------
         Don A. Paradiso             45             President, Treasurer
                                                    and Secretary, Director
         Christian Chiari            29             Vice President; Director


         Don Paradiso has been our president and a director since the company's inception, and may be considered its founder or "promoter". In addition to his other activities, he is a practicing attorney in Pompano Beach, where he has specialized in commercial litigation, lending and workouts, and securities law issues, as well as mergers, acquisitions, and corporate governance matters since 1994. He is a member of the bar of New York, as well as Florida. From 1992 until 1994, Mr. Paradiso served as Counsel to the National Workers Compensation Insurance Assigned Risk Pools in Boca Raton, Florida. From 1989 until 1992, he was General Counsel of Globe Security Systems, a security guard company based in Boca Raton, Florida which operated nationwide. From 1987 until 1989, Mr. Paradiso served as Regional Counsel for Commercial Litigation for Xerox

Corporation in Stamford, Connecticut. From 1982 until 1987, he served as a Special Assistant United States Attorney for the Eastern District of New York in Brooklyn, New York. In this capacity, he litigated civil cases involving loans by various governmental agencies including the U.S. Small Business Administration and the Economic Development Agency, and tax claims for the Internal Revenue Service. In 1994, he opened his own law office in West Palm Beach, Florida. Mr. Paradiso is counsel to several corporations which trade on the NASDAQ stock exchange. He has a Bachelor of Arts degree in Political Science from Wake Forest University in Winston-Salem, North Carolina, and a Juris Doctor degree from Pepperdine University in Malibu, California. In 1995, Mr. Paradiso was obliged to file for personal bankruptcy, from which he was discharged in 1995.
         Christian T. Chiari has been an officer of the company since inception and is one of the founders and principle driving forces behind the company's business plan. Mr. Chiari is a graduate of Admiral Farragut Academy and holds a Bachelor of Science degree in economics from Clark University in Massachusetts earned in 1997. Mr. Chiari is the president of American Millennium Investment Corp., a financial services and consulting firm located in Ft. Lauderdale, Florida, with which he has been employed since June, 1997. While Mr. Chiari will not be a full time employee of the company, he will oversee the design and implementation of our retail stores, and will be heavily involved in opening our first store.
         All such directors serve for a one year term, and thereafter until the next meeting of stockholders at which directors are elected.
         Neither Mr. Paradiso nor Mr. Chiari has been involved in any bankruptcy petition filed by or against any business or which he was a general partner or executive officer at the time of the bankruptcy or within two years prior, nor has either Mr. Paradiso or Mr. Chiari been convicted of any offense (not including minor traffic violations) and neither is presently the subject of any pending criminal proceeding. Neither such person has been the subject of any court order, judgment , or decree enjoining or otherwise limiting his involvement in any type of business, securities, or banking activities, and neither has been found by any court in any civil action, by the Securities and Exchange Commission, or by the Commodities Futures Trading Commission to have violated any federal or state securities or commodities law.
         Neither Mr. Paradiso nor Mr. Chiari has organized a retail company in the past, nor has any member of management any experience in the funeral industry.
         Mr. Paradiso intends to devote between five and 20 hours a week to Direct Casket's affairs until such time as it becomes operational, at which time he intends to devote full time to the company.

ELECTION OF ADDITIONAL DIRECTORS
         It is the present directors' intention to appoint at least one more director after the minimum number of shares are sold, and they will seek to include at least one independent member with a background in accounting or finance. At our first annual meeting, stockholders will have the opportunity to vote on members of the board of directors.

CONFLICTS OF INTEREST
         In 2001, Mr. Paradiso and Mr. Chiari founded Royal Casket Distribution Corporation, but that company was never activated and has been dissolved. No member of management is currently affiliated or associated with any other retailer of caskets.
         Management may become involved with the promotion of companies in other industries in the future. Investors in this company would not have any interest in such other companies. A potential conflict of interest may occur in allocating time and professional effort between this company and such other companies. As a matter of company policy, no officer or director may invest in any business in direct competition with the company, and present management has so agreed.

COMPENSATION
         No officer or director of the company has received any cash remuneration to date. Commencing June 1, 2003, Mr. Paradiso is entitled to a salary of $104,000 per year, but no salary will actually be paid until our working capital amounts to $200,000. Salary earned before that time will be accrued and paid when the board of directors believes Direct Casket's cash position warrants. Under the company's agreement with Mr. Paradiso, his salary will increase to $156,000 effective January 1, 2005, provided that the company has $300,000 in working capital on hand and annual gross revenues of at least $400,000. Thereafter, his salary will increase by 5 percent per year. He will also be entitled to such bonuses and benefits as the board may determine.
         No remuneration of any nature has been paid or accrued on account of services rendered by a director in such capacity.

INDEMNIFICATION OF MANAGEMENT
         Section 607.0850 of the Florida Business Corporation Law provides for indemnification of the company's officers, directors, employees, and agents for any losses or expenses incurred on account of their position with the company. Complete disclosure of this statute is provided in Part II of the registration statement filed with the Securities and Exchange Commission
         Under Article VII of Direct Casket's bylaws, the company will indemnify and hold harmless, to the fullest extent authorized by the Florida Business Corporation Law, any director or officer of the company against all fines, liabilities, costs, and expense arising out of such person's status as a director, officer, agent, employee, or representative of the company.
         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is unenforceable.

                          TRANSACTIONS WITH AFFILIATES

         The following reflects certain transactions with management which have occurred or which may occur in the future.

INITIAL STOCK TRANSACTIONS
         Incident to Direct Casket's organization and initial financing, 7,500,000 shares of common stock were issued to Don Paradiso, our company's president, for $15,000 ($.002 per share), and 7,500,000 shares were issued to Christian Chiari, a director of our company, for $15,000 ($.002 per share). At the time of such issuance, Direct Casket had no other stockholders.

LOANS BY MANAGEMENT
         In connection with the offering, we will incur certain expenses, including legal and accounting fees, printing fees, and state and federal filing fees, estimated at $20,000. $7,500 of these expenses have been paid from the company's treasury with funds received from the company's founders for stock. Don Paradiso, the company's president, has agreed to lend such other monies as may be required for the offering, to the extent such funds are not otherwise available. Such loans will be repayable, without interest, at such time as the minimum number of Shares have been subscribed for and the company's funds have been released from the trust acount.

LEGAL REPRESENTATION
         Mr. Paradiso provided the legal opinion with respect to the validity of the Shares to be sold pursuant to this offering, including the Shares which may be offered by him as selling stockholder. He will not receive compensation for services of a legal nature other than his regular salary as president.

NO FINDERS' COMMISSIONS OR ESCROW FEES FOR MANAGEMENT
         We will not pay commissions to officers or directors of the company in connection with this offering. Mr. Paradiso will not charge a fee for holding the company's funds in his trust account pending sale of the minimum number of shares in this offering.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of Direct Casket's common stock as of the date of this prospectus, and as adjusted to reflect the sale of the Shares offered hereby. The table includes each person who is known by the company to own beneficially more than 5% of the company's outstanding common stock; and each of the company's officers and directors, as well as shares owned by all directors and officers of the company as a group. A person is deemed to "beneficially own" shares if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, (a) has or shares the right to vote or direct the voting of any security, (b) has or shares the power to dispose or direct the disposition of such security, or (c) creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement for the purpose or with the effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership. More than one person may be considered to beneficially own the same shares.


                                                                PERCENT OF CLASS OWNED
                                                                ----------------------
                                                                               AFTER OFFERING
   NAME/ADDRESS                         SHARES OF                           --------------------
  OF BENEFICIAL                      COMMON STOCK            BEFORE          MIN.      MAX.
      OWNER                        BENEFICIALLY OWNED      OFFERING SOLD      (1)      SOLD(1)

 Don A. Paradiso(2)                     7,500,000              50%              45%        37%
 2401 East Atlantic Blvd. (ste. 314)
 Pompano Beach, FL 33062

 Christian Chiari                       7,500,000              50%              45%        37%
 2865 NE 36th Street
 Fort Lauderdale, FL 33308

 All Officers and Directors
                  (2 persons)          15,000,000             100%              90%        73%

     (1) If the minimum number of shares are sold, there will be 16,750,000 shares outstanding; if all the shares are sold, there will be 20,500,000 shares outstanding.
     (2) Mr. Paradiso is Direct Casket's founder and promoter.

                            DESCRIPTION OF SECURITIES

COMMON STOCK
         Direct Casket is authorized to issue 120,000,000 shares of common stock, $.001 par value per share. 15,000,000 shares have been issued and are outstanding as of the date of this prospectus. Each outstanding share is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners of such shares. Holders of the company's common stock do not have cumulative voting rights, which means that the holders of more than 50% of outstanding shares voting for the election of directors can elect all of the directors if they so choose. In that event, the holders of the remaining shares would not be able to elect any directors.
         Each share of Direct Casket's common stock is entitled to share equally in dividends, if and when they should be declared by the company's Board of Directors from funds legally available for such purpose. Each share is also entitled to share equally in all of the assets of the company available for distribution to holders of common stock upon liquidation, dissolution, or winding up of the affairs of the company. Stockholders do not have preemptive, subscription, or conversion rights, nor are there any redemption or sinking fund provisions applicable to the shares.
         All shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. No personal liability for obligations of the company will attach to investors solely on account of their ownership of Direct Casket's shares.
         Our charter does not provide for preferred stock or any other class of securities.

NO OPTIONS OR WARRANTS
         There are not presently outstanding any options or warrants to purchase, or securities convertible into, common or preferred stock of Direct Casket.

FUTURE FINANCING
         We presently believe that the proceeds from sale of the minimum number of shares will be sufficient to inaugurate operations, but we anticipate that operations may require additional financing, especially if less than all the shares are sold. In that event, Direct Casket may issue additional securities, incur debt, or procure other types of financing to augment its working capital. Direct Casket has not entered into any agreements, plans or proposals for such financing, and there can be no assurance that it would be successful in finding financing on terms acceptable to the company.

REPORTS TO STOCKHOLDERS
         We intend to furnish our stockholders, after the close of each fiscal year, an annual report relating to the operations of the company and containing audited financial statements examined and reported upon by a independent certified public accountants. Direct Casket's fiscal year ends on December 31.

DIVIDENDS
         We have not paid any dividends and do not have any present plans for the payment of dividends. For the foreseeable future, it is anticipated that earnings will be used for the company's growth, and will not be distributed as dividends. There can be no assurance that Direct Casket will ever declare dividends.

STOCK REGISTRATION AND TRANSFER
         Olde Monmouth Stock Transfer Co., Inc., of Atlantic Highlands, New Jersey, has agreed to serve as the company's stock transfer registrar and transfer agent.

                      MARKET FOR THE COMPANY'S COMMON STOCK

         There is no trading market for the company's stock, and none can develop until after sale of the minimum number of shares and the shares are released to the investors. There are currently only two holders of the company's outstanding common stock, and such stockholders will continue to own more than 70% of the outstanding shares upon completion of the offering. There can be no assurance that an active trading market will develop for the shares after their issuance to investors. After the minimum number of shares have been subscribed for, we will use our best efforts to find one or more broker-dealers willing to act as market makers for the company's stock, but we cannot assure you we will be successful in doing so.

SALES OF SHARES PURSUANT TO RULE 144
         The 15,000,000 shares of Direct Casket's common stock presently outstanding are "restricted securities" as that term is defined under the Securities Act of 1933, but they may in the future be sold pursuant to a new registration statement or in compliance with Rule 144 under that act. Rule 144 provides, in essence, that a person may sell restricted securities, after holding them for at least one year, in unsolicited brokerage transactions or in transactions with a market maker. See "Market for the Company's Stock", below. The amount sold, including shares sold during the preceding three months, may not exceed the greater of (i) 1% of the company' outstanding common stock and
(ii) the average weekly volume traded during the preceding four calendar weeks. Adequate public information must be available with respect to the issuer in order to qualify; such information is deemed available if the issuer satisfies the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934 and Rule 15c2-11 thereunder. Sales of unrestricted shares by affiliates of the company are also subject to such limitation on the number of shares that may be sold. Persons who are not affiliates and have not been affiliates in the preceding three months are permitted by Rule 144(k) to sell restricted securities after two years. Investors should be aware that sales under Rule 144 or pursuant to a registration statement filed under the Securities Act could have a depressive effect on the market price of Direct Casket's securities in any market which may develop for such shares.

                                   LITIGATION

         The company is not presently a party to any lawsuits or other legal actions, nor to our knowledge are any such actions threatened.

                                 LEGAL OPINIONS

         Don A. Paradiso. P.A., Pompano Beach, Florida, has rendered an opinion that the Shares will be validly issued when issued in accordance with the description in this prospectus.

                                     EXPERTS

         The financial statements included in this prospectus have been examined by Webb & Company P.A., independent certified public accountants in Boynton Beach, Florida, as stated in its opinion given upon the authority of that company as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         We have filed a registration statement with the Securities and Exchange Commission on Form SB-2 under the Securities Act of 1933 with respect to the Shares being offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, and descriptions of any contract or other document filed as an exhibit to the registration statement is qualified by reference to the contract or document as filed. The registration statement and related exhibits may be inspected at the Commission's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Reports filed under the Securities Exchange Act of 1934 can also be inspected at such reference facility. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site (http:// www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the commission. We may in the future be subject to the reporting requirements of the Securities Exchange Act, but we are not currently a reporting company.

               DIRECT CASKET DELIVERY AND DISTRIBUTION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)


                              FINANCIAL STATEMENTS

             From July 6, 2000 (inception) through December 31, 2002
               (audited) and from January 1, 2003 through July 31,
                                2003 (unaudited)




                                    CONTENTS


PAGE    22   INDEPENDENT AUDITORS' REPORT

PAGE    23   BALANCE SHEETS AS OF DECEMBER 31, 2002 AND 2001

PAGE    24   STATEMENT OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2002
             AND 2001 AND FOR THE PERIOD FROM JULY 6, 2000 (INCEPTION) TO
             DECEMBER 31, 2002

PAGE    25   STATEMENT  OF CHANGES IN  STOCKHOLDERS' DEFICIENCY  FOR THE PERIOD
             FROM JULY6, 2000 (INCEPTION) TO DECEMBER 31, 2002

PAGE    26   STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31,2002 AND
             2001 AND FOR THE PERIOD FROM JULY 6, 2000 (INCEPTION) TO DECEMBER
             31, 2002

PAGES   27   NOTES TO FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of:
  Direct Casket Delivery and Distribution Corporation
  (A Development Stage Company)

We have audited the accompanying balance sheets of Direct Casket Delivery and Distribution Corporation (a development stage company) as of December 31, 2002 and 2001, and the related statements of operations, changes in stockholders' deficiency and cash flows for the two years then ended and from July 6, 2000 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Direct Casket Delivery and Distribution Corporation (a development stage company) as of December 31, 2002 and 2001 and the results of its operations and its cash flows for the two years then ended and from July 6, 2000 (inception) to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company is in the development stage with no assets or operations. This raises substantial doubt about its ability to continue as a going concern. Management's Plan in regards to these matters is also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


WEBB & COMPANY, P.A.


Boynton Beach, Florida
July 31, 2003



               DIRECT CASKET DELIVERY AND DISTRIBUTION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                               AS OF DECEMBER 31,





                                                          2002         2001
                                                       ----------   ----------

ASSETS                                                 $     --     $     --
                                                       ==========   ==========



LIABILITIES AND STOCKHOLDERS' DEFICIENCY

TOTAL LIABILITIES                                      $     --     $--

STOCKHOLDERS' DEFICIENCY
   Common stock, $0.001 par value,
     120,000,000 shares authorized,
     no shares issued and outstanding                        --      --
   Additional paid in capital                                 544     385
   Accumulated deficit during development stage              (544)   (385)
                                                       ----------   ----------
          Total Stockholders' Deficiency                     --      --
                                                       ----------   ----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY         $     --     $--
                                                       ==========   ==========










                See accompanying notes to financial statements.


                                      -23-




               DIRECT CASKET DELIVERY AND DISTRIBUTION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS





                                                                         For The
                                                                       Period From
                                                                       July 6, 2000
                                                  For The    For The    (Inception)
                                                Year Ended  Year Ended       To
                                                  December   December    December
                                                  31, 2002   31, 2001    31, 2002
                                                ----------  ---------- -----------

OPERATING EXPENSES
   General and administrative                       $ 159      $ 159      $ 544
                                                    -----      -----      -----
          Total Operating Expenses                    159        159        544
                                                    -----      -----      -----

LOSS FROM OPERATIONS                                 (159)      (159)      (544)

Provision for Income Taxes                           --         --         --
                                                    -----      -----      -----

NET LOSS                                            $(159)     $(159)     $(544)
                                                    =====      =====      =====

 Net loss per share - basic and diluted             $--        $--        $--
                                                    =====      =====      =====

Weighted average number of shares
  outstanding during the period -
  basic and diluted                                  --         --         --
                                                    =====      =====      =====




                See accompanying notes to financial statements.

                                      -24-



               DIRECT CASKET DELIVERY AND DISTRIBUTION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                      STATEMENT OF STOCKHOLDERS' DEFICIENCY
        FOR THE PERIOD FROM JULY 6, 2000 (INCEPTION) TO DECEMBER 31, 2002






                                                                       Accumulated
                                                                         Deficit
                                  Common Stock             Additional    During
                                                            Paid-In    Development
                              Shares         Amount         Capital      Stage        Total
                              ------         ------         -------      -----        -----

In-kind contribution             -       $        --         $ 226       $--          $ 226

Net loss for the period
  from July 6, 2000 (inception)
  to December 31, 2000           -                --          --          (226)        (226)
                                 -       -------------       -----       -----        -----

Balance, December 31, 2000       -                --           226        (226)        --

In-kind contribution             -                --           159        --            159

Net loss                         -                --          --          (159)        (159)
                                 -       -------------       -----       -----        -----

Balance, December 31, 2001       -                --           385        (385)        --

In-kind contribution             -                --           159        --            159

Net loss                         -                --          --          (159)        (159)
                                 -       -------------       -----       -----        -----

BALANCE, DECEMBER 31, 2002       -       $        --         $ 544       $(544)       $--
                             =====       =============       =====       =====        =====






                See accompanying notes to financial statements.


                                      -25-



               DIRECT CASKET DELIVERY AND DISTRIBUTION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS





                                                                            For The
                                                                          Period From
                                                                         July 6, 2000
                                                      For The   For The  (Inception)
                                                    Year Ended Year Ended    To
                                                      December  December  December
                                                      31, 2002  31, 2002  31, 2002
                                                      --------  --------  --------


CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                             $(159)   $(159)   $(544)
   Adjustments to reconcile net loss
    to net cash used in operating activities:
    In-kind contribution                                  159      159      544
                                                        -----    -----    -----
           Net Cash Used In Operating Activities         --       --       --
                                                        -----    -----    -----

CASH FLOWS FROM INVESTING ACTIVITIES                     --       --       --
                                                                 -----    -----

CASH FLOWS FROM FINANCING ACTIVITIES                     --       --       --
                                                                 -----    -----

NET INCREASE IN CASH                                     --       --       --

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD         --       --       --
                                                        -----    -----    -----

CASH AND CASH EQUIVALENTS AT END OF PERIOD              $--      $--      $--
                                                        =====    =====    =====





                 See accompanying notes to financial statements.


                                      -26-

               DIRECT CASKET DELIVERY AND DISTRIBUTION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2002 AND 2001




NOTE 1            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
------            -----------------------------------------------------------

                  (A) ORGANIZATION

                  Direct Casket Delivery and Distribution Corporation (a development stage company) (the "Company") was incorporated under the laws of the State of Florida on July 6, 2000. The Company plans to market caskets through dedicated retail outlets.

                  Activities during the development stage include developing the business plan and raising capital.

                  (B) USE OF ESTIMATES

                  In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

                  (C) INCOME TAXES

                  The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As of December 31, 2003, the Company has a net operating loss carry forward of approximately $544 available to offset future taxable income through 2003. The valuation allowance at December 31, 2002 was $130. The net change in the valuation allowance for the year ended December 31, 2003 was an increase of $ 54.

                  (D) LOSS PER SHARE

                  Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." As of December 31, 2002 and 2001, there were no common shares or common share equivalents outstanding.

              DIRECT CASKET DELIVERY AND DISTRIBUTION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2002 AND 2001


                  (E) BUSINESS SEGMENTS

                  The Company operates in one segment and therefore segment information is not presented.

                  (F) NEW ACCOUNTING PRONOUNCEMENTS

                  In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for contacts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively. The adoption of this pronouncement will not have a material effect on the Company's financial position or results of operations.

                  In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

                  SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuer's shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

              DIRECT CASKET DELIVERY AND DISTRIBUTION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2002 AND 2001


                  Most of the provisions of SFAS No. 150 are consistent with the existing definition of liabilities of FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this statement are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this pronouncement will not have a material effect on the Company's financial position or results of operations.

NOTE 2            STOCKHOLDERS' DEFICIENCY

                  IN-KIND CONTRIBUTION

                  During 2002 and 2001, the Incorporator of the Company paid $159 and $159, respectively, of operating expenses on behalf of the Company (See Note 3).

NOTE 3            RELATED PARTY TRANSACTIONS

                  The Incorporator of the Company paid $544 of operating expenses on behalf of the Company from inception (See Note 2).

NOTE 4            GOING CONCERN

                  As reflected in the accompanying financial statements, the Company is in the development stage with no assets or operations. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                  Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 5            SUBSEQUENT EVENTS

                  (A) ISSUANCE OF COMMON STOCK

                  During July 2003, the Company issued 15,000,000 shares of common stock for cash of $30,000 ($0.002 per share).

                  (B) EMPLOYMENT AGREEMENT

                  On June 1, 2003, the Company entered into a five-year employment agreement with an individual to assume the position of president. The agreement calls for an annual salary of $104,000 through December 31, 2004 to be accrued and deferred until the Company has working capital of at least $200,000, increasing to $156,000 on January 1, 2005 provided that the Company has working capital of at least $300,000 and annual revenue of at least $400,000. The agreement calls for annual increases of 5% after January 1, 2006 for the remaining tern of the agreement.

               DIRECT CASKET DELIVERY AND DISTRIBUTION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                         CONDENSED FINANCIAL STATEMENTS
                          AS OF JULY 31, 2003 AND 2002

               DIRECT CASKET DELIVERY AND DISTRIBUTION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)


                                    CONTENTS
                                                                         PAGE

  CONDENSED BALANCE SHEETS AS OF JULY 31, 2003 AND 2002 (UNAUDITED)        32

  CONDENSED STATEMENTS OF OPERATIONS FOR THE SEVEN MONTHS ENDED
  JULY 31, 2003 AND 2002 AND FOR THE PERIOD FROM JULY 6, 2000
  (INCEPTION) TO JULY 31, 2003 (UNAUDITED)                                 33

  CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY FOR THE PERIOD FROM
  JULY 6, 2000 (INCEPTION) TO JULY 31, 2003 (UNAUDITED)                    34

  CONDENSED STATEMENTS OF CASH FLOWS FOR THE SEVEN MONTHS ENDED JULY 31,
  2003 AND 2002 AND FOR THE PERIOD FROM JULY 6, 2000 (INCEPTION) TO
  JULY 31, 2003 (UNAUDITED)                                                35

  NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)                      36

               DIRECT CASKET DELIVERY AND DISTRIBUTION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            CONDENSED BALANCE SHEETS
                          AS OF JULY 31, 2003 AND 2002
                                   (UNAUDITED)


                                     ASSETS
                                                             2003        2002
                                                           --------    --------
CURRENT ASSETS
  Cash                                                     $ 19,600    $   --
                                                           --------    --------
        Total Current Assets                                 19,600        --

OTHER ASSETS
  Prepaid offering costs                                      7,500        --
                                                           --------    --------

TOTAL ASSETS                                               $ 27,100    $   --
                                                           ========    ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses                    $ 18,659    $   --
                                                           --------    --------

TOTAL CURRENT LIABILITIES                                    18,659        --
                                                           --------    --------

STOCKHOLDERS' EQUITY
  Common stock, $0.001 par value, 120,000,000 shares
  authorized, 15,000,000 and -0- shares issued and
    outstanding, respectively                                15,000        --
  Additional paid in capital                                 15,703         544
  Accumulated deficit during development stage              (22,262)       (544)
                                                           --------    --------
        Total Stockholders' Equity                            8,441        --
                                                           --------    --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $ 27,100    $   --
                                                           ========    ========




                See accompanying notes to financial statements.

               DIRECT CASKET DELIVERY AND DISTRIBUTION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                        CONDENSED STATEMENT OF OPERATIONS
                                   (UNAUDITED)


                                                         For The           For The        For The Period
                                                       Seven Months      Seven Months    From July 6, 2000
                                                          Ended              Ended         (Inception) To
                                                      July 31, 2003      July 31, 2002      July 31, 2003
                                                      -------------      -------------      -------------
OPERATING EXPENSES
   General and administrative                         $      21,718      $         159      $      22,262
                                                      -------------      -------------      -------------
       Total Operating Expenses                              21,718                159             22,262
                                                      -------------      -------------      -------------

LOSS FROM OPERATIONS                                        (21,718)              (159)           (22,262)

Provision for Income Taxes                                       --                 --                 --
                                                      -------------      -------------      -------------
NET LOSS                                              $     (21,718)     $        (159)     $     (22,262)
                                                      =============      =============      =============
Net loss per share - basic and diluted                $       (0.01)     $          --      $       (0.08)
                                                      =============      =============      =============
Weighted average number of shares outstanding
during the period - basic and diluted                     1,562,500                 --             272,727
                                                      =============      =============      =============


                See accompanying notes to financial statements.

               DIRECT CASKET DELIVERY AND DISTRIBUTION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY
          FOR THE PERIOD FROM JULY 6, 2000 (INCEPTION) TO JULY 31, 2003
                                   (UNAUDITED)

                                                             Common Stock         Additional    Accumulated Deficit
                                                                                   Paid-In      During Development
                                                          Shares       Amount      Capital            Stage             Total
                                                        ----------   ----------   ----------        ----------        ----------
In-kind contribution                                          --     $     --     $      226        $     --          $      226

Net loss for the period from July 6,
  2000 (inception) to December 31,
  2000                                                        --           --           --                (226)             (226)
                                                        ----------   ----------   ----------        ----------        ----------

Balance, December 31, 2000                                    --           --            226              (226)             --

In-kind contribution                                          --           --            159              --                 159

Net loss for the year 2001                                    --           --           --                (159)             (159)
                                                        ----------   ----------   ----------        ----------        ----------

Balance, December 31, 2001                                    --           --            385              (385)             --

In-kind contribution                                          --           --            159              --                 159

Net loss for the year 2002                                    --           --           --                (159)             (159)
                                                        ----------   ----------   ----------        ----------        ----------

Balance, December 31, 2002                                    --     $     --     $      544        $     (544)       $     --

In-kind contribution                                          --           --            159              --                 159

Stock issued for cash ($0.002 per share)                15,000,000       15,000       15,000              --              30,000

Net loss for the seven months ended July 31, 2003             --           --           --             (21,718)          (21,718)
                                                        ----------   ----------   ----------        ----------        ----------

BALANCE, JULY 31, 2003                                  15,000,000   $   15,000   $   15,703        $  (22,262)       $    8,441
                                                        ==========   ==========   ==========        ==========        ==========

                See accompanying notes to financial statements.

               DIRECT CASKET DELIVERY AND DISTRIBUTION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                   For The           For The        For The Period
                                                                 Seven Months      Seven Months    From July 6, 2000
                                                                    Ended              Ended         (Inception) To
                                                                July 31, 2003      July 31, 2002      July 31, 2003
                                                                -------------      -------------      -------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                          $(21,718)          $   (159)          $(22,262)
   Adjustments to reconcile net loss to
   net cash used in operating activities:
    In-kind contribution                                                  159                159                703
    Increase in prepaid offering costs                                 (7,500)              --               (7,500)
     Increase in accounts payable and accrued expenses                 18,659               --               18,659
                                                                     --------           --------           --------
           Net Cash Used In Operating Activities                      (10,400)              --              (10,400)
                                                                     --------           --------           --------

CASH FLOWS FROM INVESTING ACTIVITIES                                     --                 --                 --
                                                                     --------           --------           --------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from issuance of common stock                             30,000               --               30,000
                                                                     --------           --------           --------
           Net Cash Provided By Financing Activities                   30,000               --               30,000
                                                                     --------           --------           --------

NET INCREASE IN CASH                                                   19,600               --               19,600

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                         --                 --                 --
                                                                     --------           --------           --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                           $ 19,600           $   --             $ 19,600
                                                                     ========           ========           ========

                See accompanying notes to financial statements.

               DIRECT CASKET DELIVERY AND DISTRIBUTION CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                         AS OF JULY 31, 2003 (UNAUDITED)


NOTE 1 BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

NOTE 2 STOCKHOLDERS' EQUITY

During July 2003, the Company issued 15,000,000 shares of common stock for cash of $30,000 ($0.002 per share).

                                                                     APPENDIX A

                             SUBSCRIPTION AGREEMENT



DIRECT CASKET DELIVERY AND DISTRIBUTION CORPORATION
2401 East Atlantic Boulevard
Pompano Beach, FL 33062


Gentlemen:

         The undersigned ("Subscriber") hereby subscribes to purchase the number of shares (the "Shares") of Direct Casket Delivery and Distribution Corporation, a Florida corporation (the "Company") indicated on the Signature Page hereof, at a price of $.04 per share.

         1. PAYMENT. Accompanying this subscription is a check for the full amount of the purchase price, as set forth below, payable to "DON A. PARADISO ATTORNEY TRUST ACCOUNT".

         2. INFORMATION. Subscriber hereby acknowledges receipt of the
Prospectus dated ..................... , 2003, and understands that an investment in the Company involves a high degree of risk.

         3. SUBSCRIBER'S REPRESENTATIONS. Subscriber hereby covenants, represents and warrants to the Company as follows:

         (a) Subscriber's residence is as set forth below.

         (b) Subscriber understands that an investment in the Company involves a high degree of risk, and is able to bear the economic risk of investment in the Shares.
         (c) Subscriber understands that the Company is a new venture, without operating history, and that there can be no assurance that the Company will realize any profits.

         4. CONDITIONS. Subscriber understands that this subscription is subject to acceptance by the Company, prior sale of the Shares and termination of the offering.

         5. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to principles of conflict of laws.





               Direct Casket Delivery and Distribution Corporation
                      SUBSCRIPTION AGREEMENT SIGNATURE PAGE

                  Number of Shares subscribed for: ____________

                 Check enclosed ($.04 PER SHARE): $ ____________




             (SIGNATURE OF SUBSCRIBER)                 (PLEASE PRINT NAME; IF SIGNING FOR CORPORATION OR OTHER ENTITY,
                                                       PLEASE ALSO PRINT NAME OF ENTITY AND SIGNER)



        (IF MORE THAN ONE OWNER, SIGNATURE             (SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)
                 OF OTHER OWNER)

Please check appropriate box:                           | Name of any adviser of professional who
[  ] Individually                                       | assisted in making your investment decision:
[  ] Tenants in Common                                  |
[  ] Joint Tenants with Right of Survivorship           |
                                                        |
                                                        |

                _____________________, 2003
                   (EXECUTION DATE)

Subscriber's residence address (PLEASE PRINT):          Mailing address if different from
                                                        residence address (PLEASE PRINT):


                       (STREET)                                     (STREET)



            (CITY, STATE AND ZIP CODE)                      (CITY, STATE AND ZIP CODE)


TELEPHONE NO.:                                          TELEPHONE NO.:
               --------------------------                             ----------------------





================================================================================
 Accepted:                  DIRECT CASKET DELIVERY AND DISTRIBUTION CORPORATION



Date:                   by

                            Don A. Paradiso, PRESIDENT



DIRECT CASKET DELIVERY AND DISTRIBUTION CORPORATION,
2401 East Atlantic Blvd., Pompano Beach, FL 33062

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS
         Section 607.0850 of the Florida Business Organizations Article provides for the indemnification of the company's officers, directors and corporate employees and agents under the following circumstances:
                  (1) A corporation shall have power to indemnify any person who was or is a party or is a party to any proceeding (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
                  (2) A corporation shall have power to indemnify any person, who was or is a party or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue ,or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
                  (3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith.
                  (4) Any indemnification under subsection (1) or subsection
         (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:








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


                  (a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;
                  (b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more director not at the time parties to the proceeding;
                  (c) By independent legal counsel:
                           1. Selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or
                           2. If a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or
                  (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.
                  (5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.
                  (6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.
                  (7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, where material to the cause of action so adjudicated and constitute:
                  (a) A violation of criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;
                  (b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;
                  (c) In the case of a director, a circumstance under which the liability provisions of s. 607.0834 are applicable; or
                  (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.
                  (8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provide when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall enure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

                  (9) Unless a corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses if it determines that:
                  (a) The director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in seeking court-ordered indemnification or advancement of expenses;
                  (b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or
                  (c) The director, officer, employee, or agent is fairly and reasonably entitle to indemnification or advancement of expense, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).
                  (10) For purposes of this section, the term "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation of merger, so that any person who is or was a director, officer, employee or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
                  (11) For purposes of this section:
                  (a) The term "other enterprises" includes employee benefit plans; (b) The term "expenses" includes counsel fees, including those for appeal;
                  (c) The term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;
                  (d) The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;
                  (e) The term "agent" includes a volunteer;
                  (f) The term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and
                  (g) The term "not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.
                  (12) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
                  Article IV of the company's Articles of Incorporation provides that "The directors shall be protected from personal liability to the fullest extent permitted by applicable law."
                  Article VII of the company's By-laws provides for the indemnification of the company's officers and directors as follows:
                  1. RIGHT TO INDEMNIFICATION. The corporation hereby indemnifies each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys' fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Corporation would have the legal power to indemnify them directly against such liability.
                  2. ADVANCES. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Section 1 of this Article in defending a civil or criminal proceeding shall be paid by the Corporation in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized by this Article, and upon satisfaction of other conditions required by current or future legislation.
                  3. SAVINGS CLAUSE. If this Article or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Corporation nevertheless indemnifies each person described in Section 1 of this Article to the fullest extent permitted by all portions of this Article that have not been invalidated and to the fullest extent permitted by law.
         The registrant may, at its own expense, maintain insurance to protect itself and any director, officer, employee or agent of the company against any such expense, liability or loss, whether or not the company would have the power to indemnify such person against such expense, liability or loss under the Florida General Corporation Law.

ITEM 25.  EXPENSES OF ISSUANCE AND DISTRIBUTION

         The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

         Legal Fees                                             12,500
         Accounting Fees                                         2,500
         Blue Sky Qualification Fees and Expenses                3,000
         Miscellaneous                                           1,350
                                                              --------
         TOTAL                                                 $20,000

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         Securities of the registrant sold by it within the past three years which were not registered under the Securities Act of 1933 appears below.

         1. TO FOUNDERS. (a) In July 2003, the registrant issued 7,500,000 shares of its common stock to each of its two founders.
         (b)   There was no underwriter.
         (c)   Such shares were issued for cash in the total amount of $30,000.
         (d) The above-described transaction was exempt from registration by virtue of Section 4(2) of the Securities Act of 1933, in that it was a transaction by an issuer not involving any public offering, there being only two investors who had access to such information about the registrant as would be contained in a registration statement.

                                    EXHIBITS

ITEM 27.  EXHIBITS

 3.1(a)  Articles of Incorporation filed July 7, 2000

 3.1(b)  Articles of Amendment filed February 22, 2002

 3.1(c)  Articles of Amendment filed June 6, 2003

 3.2     By-Laws

 4.1     Specimen Certificate of Common Stock

 5.0     Opinion of Counsel as to Legality

10.1 Employment agreement between Registrant and Don A. Paradiso dated June 1, 2003

21.0     Statement as to Subsidiaries

23.1     Accountant's Consent to Use Opinion

23.2     Counsel's Consent to Use Opinion


ITEM 28.  UNDERTAKINGS

     The registrant undertakes as follows:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of managing underwriter;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.
         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Articles of Incorporation, by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Pompano Beach, Florida., on August ... , 2003.

                                       DIRECT CASKET DELIVERY AND
                                       DISTRIBUTION CORPORATION



                                       BY    /S/  DON A. PARADISO
                                           ----------------------
                                           Don A. Paradiso, President


         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


 /S/  DON A. PARADISO               President (principal executive officer),
----------------------------        principal financial and accounting officer
    Don A. Paradiso


August 29, 2003




/S/ CHRISTIAN CHIARI                Director
--------------------
    Christian Chiari


August 29, 2003











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